As filed with the Securities and Exchange Commission on November 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTONOMIX MEDICAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	47-160781
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad Hauser

Chief Executive Officer
21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri

Jeffrey J. Kennedy

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated November 26, 2025

PROSPECTUS

AUTONIMIX MEDICAL, INC.

9,003,332 Shares of Common Stock Issuable upon Exercise of Outstanding Warrants
4,501,666 Shares of Common Stock Issuable upon Exercise of Outstanding Pre-Funded Warrants

This prospectus relates to the resale, from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder,” of up to an aggregate of 9,003,332 shares of our common stock issuable upon exercise of certain outstanding Series C common stock purchase warrants (the “Common Warrants”), and 4,501,666 shares of our common stock issuable upon exercise of certain outstanding pre-funded warrants (the “Pre-Funded Warrants,” together with the Common Warrants, the “Warrants”), issued to the Selling Stockholder in a private placement transaction (the “PIPE Transaction”). The Common Warrants were issued on November 19, 2025, have an initial exercise price equal to $0.8607 per share, are immediately exercisable, and will expire five and a half years from the date of issuance. The Pre-Funded Warrants were issued on November 19, 2025, have an initial exercise price equal to $0.001 per share, are immediately exercisable, and will expire once such Pre-Funded Warrant is fully exercised.

See “Prospectus Summary – November 2025 PIPE Transaction” for additional information regarding the PIPE Transaction and the Warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder. We will receive proceeds from any cash exercise of the Common Warrants, which, if exercised in cash with respect to all of the 9,003,332 shares of common stock offered hereby, would result in gross proceeds to us of a maximum of $7.7 million; however, we cannot predict when and in what amounts or if the Common Warrants will be exercised and it is possible that the Common Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The Selling Stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 8. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Stock Market and traded under the symbol “AMIX.” On November 24, 2025, the closing price of the common stock, as reported on Nasdaq was $1.09 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2025

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
SELLING STOCKHOLDER	7
PLAN OF DISTRIBUTION	9
EXPERTS	11
LEGAL MATTERS	11
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION BY REFERENCE	11

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Autonomix,” the “Company” and similar designations refer to Autonomix Medical, Inc., unless otherwise indicated or as the context otherwise requires.

Overview

We are a development-stage medical device company pioneering a first-in-class technology platform designed to sense and treat disorders of the nervous system. Our lead system in development is a catheter-based solution that combines diagnostic sensing and therapeutic radiofrequency ("RF") ablation. Initially developed to target intractable pain associated with pancreatic cancer, our platform is intended to provide minimally invasive access to deep neural structures and has the potential to address a wide range of clinical indications, including chronic pain, hypertension, cardiovascular disease, and other nerve-related disorders.

A key differentiator of our technology is its ability to detect neural signals with greater sensitivity than commercially available systems. This performance advantage stems from two core innovations. First, our proprietary antenna array is engineered to capture extremely low-amplitude neural signals that may not be detected by conventional devices. Second, and equally important, our system processes these signals at the point of detection using a proprietary microchip embedded within the catheter. This local signal processing minimizes degradation and noise that typically occur during transmission to external consoles, allowing for high-fidelity, real-time signal capture and interpretation. Together, these capabilities enable more precise identification and targeting of nerve activity and represent a fundamental advancement in transvascular neuromodulation.

Our product development strategy is centered around two integrated functions: diagnostic sensing to identify pathological nerve signals, and therapeutic RF ablation to treat the identified targets. In preclinical animal models, our system has demonstrated the ability to detect signals from specific nerve bundles before ablation and confirm signal termination after ablation. We are now refining the catheter design to meet regulatory and manufacturing standards for human use.

In parallel, we have advanced our clinical strategy. In the second quarter of 2025, we completed our initial first-in-human proof-of-concept study ("PoC 1") evaluating the safety and feasibility of transvascular RF ablation in patients with pancreatic cancer pain. Based on the positive clinical outcomes, we have initiated a follow-on study ("PoC 2") that expands the protocol to include patients with pain associated with additional visceral cancers such as gallbladder, liver, and bile duct, as well as earlier-stage pancreatic cancer patients experiencing moderate to severe pain. This expansion reflects our goal of broadening the platform’s utility across oncology, gastroenterology, and other applicable sectors.

As a development-stage company, our technology remains investigational, and there is no guarantee that our clinical trials will produce favorable outcomes or that our products will ultimately receive regulatory approval. One of the most challenging aspects of our commercialization plan will be scaling from our current prototype, which is built using hand-assembled and 3D-printed components, to a fully integrated commercial-grade device. While we have not yet assembled or tested the final commercial version, ongoing development efforts are focused on improving design robustness and manufacturability to support future clinical and commercial deployment.

Recent Developments

November 2025 PIPE Transaction

On November 18, 2025, we entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor purchased in a private placement: (i) the Pre-Funded Warrants to purchase 4,501,666 shares of our common stock; and (ii) the Common Warrants to purchase up to an aggregate of 9,003,332 shares of common stock (the “Offering”). The combined purchase price of one Pre-Funded Warrant and accompanying Common Warrants was $1.1097.

Subject to certain ownership limitations, the Warrants are exercisable immediately upon issuance (the “Initial Exercise Date”). Each Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and expires once such Pre-Funded Warrant is fully exercised. The Common Warrants are exercisable into one share of common stock at a price per share of $0.8607 (as adjusted from time to time in accordance with the terms thereof) and expire five and one-half years from the Initial Exercise Date.

The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein is not available for, the resale of the shares of common stock underlying the Common Warrants after the six-month anniversary of the Initial Exercise Date. The holder of a Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise. The holder of a Pre-Funded Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise.

The closing of the sales of these securities occurred on November 19, 2025 (the “Closing Date”). The gross proceeds from the offering were approximately $5.0 million, before deducting the fees and expenses, and excluding the proceeds, if any, from the exercise of the Warrants.

We agreed not enter into any transaction for the sale of any of our equity securities or securities convertible into its equity securities for a period of 60 days from the effective date of the registration statement of which this prospectus forms a part. In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Agreement) until six months after the effective date of the registration statement of which this prospectus forms a part provided, however, that after the registration statement of which this prospectus forms a part has been effective for at least 60 days, we are permitted to make sales under our “at-the-market offering” sales agreement if the price per share of Common Stock in such transaction is greater than $1.1107 per share.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●

being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Company Information

Our principal executive offices are located at 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380 and our telephone number is (713) 588-6150. Our website address is www.autonomix.com. The information on or accessible through our website is not part of this prospectus.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended March 31, 2025, incorporated by reference herein.

The Offering

Common stock offered by Selling Stockholder:	Up to 9,003,332 shares of common stock issuable upon exercise of the Common Warrants, and 4,501,666 shares of common stock issuable upon exercise of the Pre-Funded Warrants

Shares of common stock outstanding as of November 21, 2025:	6,907,678

Use of proceeds:	We will receive proceeds only upon any cash exercises of the Warrants, if any. See “Use of Proceeds.”

Risk factors:

An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 6 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:

Our common stock is listed on the NASDAQ Stock Market under the symbol “AMIX”. There is no established public trading market for the Warrants, and a market will likely never develop. The Warrants are not and will not be listed for trading on the NASDAQ Stock Market, any other national securities exchange or other nationally recognized trading system.

RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the Selling Stockholder. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital. In addition, the large number of shares of common stock issuable pursuant to the Warrants will materially dilute the ownership of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will receive proceeds from any cash exercise of the Common Warrants, which, if exercised in cash with respect to all of the 9,003,332 shares of common stock underlying the Common Warrants, would result in gross proceeds to us of a maximum of $7.7 million.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Common Warrants are exercisable on a cashless basis if, commencing six months after issuance, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the Common Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

SELLING STOCKHOLDER

The 13,504,998 shares of common stock being offered by the Selling Stockholder consist of 9,003,332 shares of common stock issuable to the Selling Stockholder upon exercise of the Common Warrants and 4,501,666 shares of common stock issuable to the Selling Stockholder upon exercise of the Pre-Funded Warrants. For additional information regarding the Warrants, see “Prospectus Summary – November 2025 PIPE Transaction” above. We are registering the shares of common stock in order to permit the Selling Stockholder and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder identified in the first column, based on its ownership of shares of common stock and warrants as of November 21, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder, which includes the shares of common stock underlying the Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 6,907,678 shares of common stock outstanding as of November 21, 2025. All share amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of November 21, 2025, and assume the full exercise of the Warrants, and other warrants, as applicable, held by the Selling Stockholder on that date, without regard to any limitations on exercises.

This prospectus covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the Warrants as if such warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, and all subject to adjustment as provided in the applicable warrant, and without regard to any limitations on the exercise of any warrant. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Warrants held by the Selling Stockholder, the Selling Stockholder may not exercise any such Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (with respect to the Common Warrants) or 9.99% (with respect to the Pre-Funded Warrants) of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

We cannot predict when or if the Selling Stockholder will exercise the Warrants, and following any such exercise, we do not know how long the Selling Stockholder will hold the shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholder. As a result, we cannot estimate the number of shares of common stock the Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholder, nor any persons having control over the Selling Stockholder, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities.

Column 1	Column 2	Column 3	Column 4
		Maximum Number of Shares to be Sold	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering	Pursuant in this Offering	Number of Shares	Percent of Class

Armistice Capital, LLC (1)	13,504,998	13,504,998	-	-

*Less than 1%.

(1) The shares reported by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) consists of (i) 9,033,332 shares of common stock issuable upon the exercise of the Common Warrants, which does not give effect to limitations on exercisability of the Common Warrants, and (ii) 4,501,666 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by the Master Fund, which does not give effective to limitations on exercisability of the Pre-Funded Warrants, in each case as reported to us by the Master Fund. The securities are directly held by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Common Warrants are subject to a beneficial ownership limitation of 4.99% and the Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

We are registering the common stock issuable to the Selling Stockholder upon exercise of the Warrants to permit the resale of these securities by the Selling Stockholder and any of their pledgees, assignees and successors-in-interest from time to time after the date of this prospectus. We will bear all fees and expenses incident to the registration of the securities.

The Selling Stockholder may sell all or a portion of the securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling securities:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

● through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but except as set forth in a supplement to this registration statement, in the case of an agency transaction, they will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the Selling Stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholder have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this registration statement. The Selling Stockholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the registration statement of which this prospectus forms a part.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the securities offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any Selling Stockholder that is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the Selling Stockholder, or the Selling Stockholder may be entitled to contribution.

EXPERTS

The financial statements of Autonomix Medical, Inc. as of March 31, 2025 and 2024 and for each of the years in the two-year period ended March 31, 2025, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and incorporated herein by reference. Such financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.safeprogroup.inc) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

● our Annual Report on Form 10-K for the year ended March 31, 2025 (filed May 29, 2025), as amended on Form 10-K/A for the year ended March 31, 2025 (filed July 28, 2025);

● our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 (filed August 13, 2025) and September 30, 2025 (filed November 12, 2025);

● our Current Reports on Form 8-K filed on July 22, 2025; August 26, 2025; August 27, 2025; November 3, 2025; and November 19, 2025;

● our definitive proxy statement on Schedule 14A filed September 12, 2025; and

● the description of our common stock contained in our registration statement Form 8-A filed with the SEC on January 26, 2024, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

Attention: Corporate Secretary

(713) 588-6150

The documents incorporated by reference may be accessed at our website at www.autonomix.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Autonomix Medical, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,753.14
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$20,000.00
Printing and miscellaneous expenses	$5,000.00
Total	$36,753.14

Item 15. Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Delaware General Corporation Law (“DGCL”), (iv) for payment of dividends in violation of the DGCL; or (v) for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation requires the Company to indemnify its directors and officers, as well as those serving at the Company’s request in similar capacities for other entities, to the fullest extent permitted by Delaware law. This indemnification covers expenses, judgments, fines, and settlements incurred in legal proceedings, provided the individual acted in good faith and in the best interests of the corporation. The corporation may also advance legal expenses, subject to repayment if indemnification is ultimately found to be inappropriate. These rights are not exclusive and may be supplemented by other agreements or corporate actions. The Company is also authorized to purchase insurance to cover such liabilities, and the indemnification rights continue after a person leaves their position, extending to their heirs.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of the DGCL, the registrant’s certificate of incorporation and the registrant’s bylaws provide for indemnification of and advancement of expenses to the registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant’s company or is or was serving at the registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits

Exhibit Number	Description

4.1	Form of Series C Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2025).

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2025).

5.1*	Opinion of ArentFox Schiff LLP

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2025).

23.1*	Consent of Forvis Mazars, LLP

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on November 26, 2025.

AUTONOMIX MEDICAL, INC.

By:	/s/ Brad Hauser
Name:	Brad Hauser
Title:	Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Brad Hauser or Trent Smith, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brad Hauser	Chief Executive Officer and President (Principal Executive Officer)	November 26, 2025
Brad Hauser

/s/ Trent Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2025
Trent Smith

/s/ Walter Klemp	Executive Chairman of the Board of Directors	November 26, 2025
Walter Klemp

/s/ Lori Bisson	Executive Vice Chairman of the Boad of Directors	November 26, 2025
Lori Bisson

/s/ Jonathan Foster	Director	November 26, 2025
Jonathan Foster

/s/ David Robins	Director	November 26, 2025
David Robins

/s/ Christopher Capelli	Director	November 26, 2025
Christopher Capelli